SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C.  20549

                         ----------------------------


                                   FORM 8-K

                                Current Report

                      Pursuant to Section 13 or 15(d) of
                          The Securities Act of 1934


     Date of Report (Date of earliest event reported)   January 14, 1998


                             NOBLE ROMAN'S, INC.
            (Exact name of registrant as specified in its charter)


   INDIANA                         0-11104                     35-1281154
(State or other                  (Commission                (I.R.S. Employer
jurisdiction                     File Number)              Identification No.)
of incorporation)


                        ONE VIRGINIA AVENUE, SUITE 800
                            INDIANAPOLIS, INDIANA                    46204
                  (Address of principal executive officers)       (Zip Code)


     Registrant's telephone number, including area code   (317) 634-3377

Item 4.   Changes in Registrant's Certifying Accountant

       The Board of Directors of Noble Roman's, Inc. (the "Registrant") determined to replace KPMG Peat Marwick LLP ("KPMG") as the Registrant's independent auditors for the year ended December 31, 1997. KPMG confirmed that its client-auditor relationship with Registrant ceased on November 13, 1997. The KPMG audit reports on the consolidated financial statements of the Registrant as of and for the two years ended December 31, 1996, did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to audit scope or accounting principles but were qualified as to uncertainty as to the Company's ability to continue as a going concern due to the Company's loss, accumulated deficit and the default on its long-term debt. During the two-year period ended December 31, 1996 and through the period ended November 13, 1997, there was no disagreement between the Registrant and KPMG on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement if not resolved to the satisfaction of KPMG, would have caused it to make reference to the subject matter of such disagreement in connection with its report.

       Registrant has authorized KPMG to respond fully to the inquiries of the successor independent auditor concerning the subject matter of each of the adjustments. During the two years ended December 31, 1996, and through November 13, 1997, the independent auditor expected to be retained to replace KPMG has not been engaged by Registrant for any auditing work or consulting on any matter.

                                  Signatures
                                  ----------


       Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



Date:  January 14, 1998.               NOBLE ROMAN'S, INC.




                                       By: /s/ Paul W. Mobley
                                           ----------------------------
                                           Paul W. Mobley, Chairman and
                                             Chief Executive Officer




                                       By: /s/ Mitchell E. Katz
                                           ----------------------------
                                           Mitchell E. Katz
                                           (Chief Financial Officer)